Bank of America 4Q25 Financial Results January 14, 2026

2025 Highlights[1]

Earnings Growth	Revenue Growth	Balance Sheet Strength
Net income $30.5B +13% YoY	**Revenue $113.1B[4]** +7% YoY	**Deposits $2.0T[5]** +3% YoY
EPS $3.81[2] +19% YoY	**Net interest income** +7% YoY	**Loans $1.2T[5]** +8% YoY
Operating leverage[3] 2.5%	**Sales & trading** +11% YoY	**CET1 11.4%** well above reg. min.[6]
Efficiency ratio 62% improved 146 bps YoY	**Asset mgmt. fees** +12% YoY	**Robust liquidity** GLS $975B[7]
	IB fees +7% YoY	
0.89% ROA +7 bps YoY	**10.6% ROE** +106 bps YoY	**14.2% ROTCE[8]** +128 bps YoY

Note: IB stands for investment banking. ROA stands for return on average assets. ROE stands for return on average common shareholders' equity. ROTCE stands for return on average tangible common shareholders' equity.

[1] This presentation reflects the Corporation's election to change its accounting methods for certain tax-related equity investments effective 4Q25, which were applied on a retrospective basis as disclosed in the Current Report on Form 8-K furnished with the U.S. Securities and Exchange Commission on January 6, 2026. Additionally, certain prior-period financial information in this presentation has been revised to reflect such changes to conform to current-period presentation. For important presentation information, see slide 30.

[2] Diluted earnings per share.

[3] Operating leverage calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense.

[4] Revenue, net of interest expense.

[5] End of period (EOP).

[6] CET1 stands for common equity tier 1 capital. CET1 ratio at December 31, 2025, is preliminary.

[7] GLS stands for average Global Liquidity Sources. See note A on slide 27 for definition of Global Liquidity Sources.

[8] Represents a non-GAAP financial measure. For important presentation information, see slide 30.

2

Continued Organic Growth in 2025

Consumer Banking

- Added ~680,000 net new checking accounts; completed 28 consecutive quarters of net growth
- ~3.8MM new credit card accounts[1]
- Consumer investment assets of $599B,[2] up 16% YoY; over 4MM accounts with $19B flows since 4Q24
- Grew average Small Business loans 7% YoY

Global Wealth & Investment Management

- $4.8T client balances,[2] up 12% YoY, with AUM balances of $2.2T, up 16%
- Added ~21,000 net new relationships across Merrill and Private Bank
- Opened ~114,000 new bank accounts; 64% of clients have banking relationship

- $6.5T total deposits, loans, and investment balances[3]
- $115B total net wealth spectrum client flows since 4Q24[4]

Global Banking

- #3 investment banking fee ranking[5]
- Treasury service charges increased 13% YoY
- Grew average Middle Market loans 6% YoY[6]
- Grew average deposits 13% YoY

Global Markets

- Record sales and trading revenue
- 15 consecutive quarters of YoY sales and trading revenue growth
- Record Equities sales and trading revenue
- 21 consecutive quarters of average loan growth

[1] Includes credit cards across Consumer Banking, Small Business, and Global Wealth & Investment Management (GWIM).
[2] End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, brokered certificates of deposit (CDs), and assets under management (AUM) in Consumer Banking. GWIM client balances include deposits, loans and leases, AUM, brokerage, and other assets.
[3] Investment balances include AUM, brokerage, and other assets.
[4] Includes net client flows across Merrill, Private Bank, and Consumer Investments.
[5] Source: Dealogic as of December 31, 2025.
[6] Includes loans to Global Commercial Banking clients, excluding commercial real estate and specialized industries.

3

4Q25 Financial Results

Summary Income Statement ($B, except per share data)	4Q25	3Q25	Inc / (Dec)		4Q24	Inc / (Dec)	
Total revenue, net of interest expense	**$28.4**	$29.0	($0.7)	(2) %	$26.5	$1.9	7 %
Provision for credit losses	**1.3**	1.3	—	1	1.5	(0.1)	(10)
Net charge-offs	**1.3**	*1.4*	*(0.1)*	*(6)*	*1.5*	*(0.2)*	*(12)*
Reserve build (release)[1]	**—**	*(0.1)*	*0.1*	*N/M*	—	—	*N/M*
Noninterest expense	**17.4**	17.3	0.1	1	16.8	0.7	4
Pretax income	**9.6**	10.4	(0.8)	(8)	8.2	1.4	17
Pretax, pre-provision income[2]	***10.9***	*11.7*	*(0.8)*	*(7)*	*9.7*	*1.2*	*13*
Income tax expense	**2.0**	2.1	(0.1)	(5)	1.4	0.5	38
Net income	**$7.6**	$8.3	($0.7)	(8)	$6.8	$0.8	12
Diluted earnings per share	**$0.98**	$1.04	($0.06)	(6)	$0.83	$0.15	18
Average diluted common shares (in millions)	**7,547**	7,627	(80)	(1)	7,844	(297)	(4)

Return Metrics and Efficiency Ratio	4Q25	3Q25	4Q24
Return on average assets	**0.89 %**	0.96 %	0.82 %
Return on average common shareholders' equity	**10.4**	11.4	9.6
Return on average tangible common shareholders' equity[2]	**14.0**	15.3	13.0
Efficiency ratio	**61**	60	63

Note: Amounts may not total due to rounding. N/M stands for not meaningful.
[1] For more information on reserve build (release), see note B on slide 27.
[2] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 27. For important presentation information, see slide 30.

4

• Net income of $7.6B; EPS of $0.98; ROE 10.4%, ROTCE1 14.0% • Revenue, net of interest expense, of $28.4B ($28.5B FTE)1 increased $1.9B, or 7%, reflecting higher net interest income (NII), asset management fees, and sales and trading revenue – NII of $15.8B ($15.9B FTE)1 increased $1.4B, or 10%; up $0.5B, or 3%, vs. 3Q25 – Noninterest income of $12.6B increased $0.5B, or 4%; down $1.2B, or 9%, vs. 3Q25 • Provision for credit losses of $1.3B in 4Q25 vs. $1.3B in 3Q25 and $1.5B in 4Q24 – Net charge-offs (NCOs)2 of $1.3B declined $0.1B from 3Q25 and $0.2B from 4Q24 • Noninterest expense of $17.4B increased $0.7B, or 4% – Operating leverage of 3.3%; efficiency ratio improved to 61% • Balance sheet remained strong – Average deposits of $2.01T increased $55B, or 3% – Average loans and leases of $1.17T increased $90B, or 8% – Average Global Liquidity Sources3 of $975B – CET1 capital of $201B decreased $1B from 3Q25 – CET1 ratio of 11.4%4 vs. 11.6% in 3Q25; well above regulatory minimum – Paid $2.1B in common dividends and repurchased $6.3B of common stock Note: FTE stands for fully taxable-equivalent basis. 1 Represent non-GAAP financial measures. For important presentation information, see slide 30. 2 Excludes loans accounted for under the fair value option. 3 See note A on slide 27 for definition of Global Liquidity Sources. 4 CET1 ratio at December 31, 2025, is preliminary. 4Q25 Highlights (Comparisons to 4Q24, unless otherwise noted) 5

Balance Sheet, Liquidity, and Capital

(EOP basis unless noted)

Balance Sheet Metrics	4Q25	3Q25	4Q24
Assets ($B)			
Total assets	**$3,410**	$3,403	$3,261
Total loans and leases	**1,186**	1,166	1,096
Cash and cash equivalents	**232**	247	290
Total debt securities	**926**	936	917
Carried at fair value	**403**	405	359
Held-to-maturity, at cost	**523**	531	559
Funding & Liquidity ($B)			
Total deposits	**$2,019**	$2,002	$1,965
Long-term debt	**318**	311	283
Global Liquidity Sources (average)[1]	**975**	961	953
Equity ($B)			
Common shareholders' equity	**$277**	$276	$271
Common equity ratio	**8.1 %**	8.1 %	8.3 %
Tangible common shareholders' equity[2]	**$207**	$206	$201
Tangible common equity ratio[2]	**6.2 %**	6.2 %	6.3 %
Per Share Data			
Book value per common share	**$38.44**	$37.72	$35.58
Tangible book value per common share[2]	**28.73**	28.16	26.37
Common shares outstanding (in billions)	**7.21**	7.33	7.61

Basel 3 Capital ($B)[3,4]	4Q25	3Q25	4Q24
Common equity tier 1 capital	**$201**	$203	$201
Standardized approach			
Risk-weighted assets (RWA)	**$1,773**	$1,751	$1,696
CET1 ratio	**11.4 %**	11.6 %	11.9 %
Advanced approaches			
Risk-weighted assets	**$1,568**	$1,546	$1,490
CET1 ratio	**12.8 %**	13.1 %	13.5 %
Supplementary leverage			
Supplementary Leverage Ratio	**5.7 %**	5.8 %	5.9 %

- CET1 ratio of 11.4% decreased 23 bps vs. 3Q25[3] (-12 bp impact from change in accounting method)[4]
  - CET1 capital of $201B decreased $1B
  - Standardized RWA of $1.8T increased $22B
- Book value per share of $38.44 improved 8% from 4Q24; tangible book value per share of $28.73 improved 9% from 4Q24[2]
- Average Global Liquidity Sources of $975B increased $14B from 3Q25[1]

[1] See note A on slide 27 for definition of Global Liquidity Sources.
[2] Represent non-GAAP financial measures. For important presentation information, see slide 30.
[3] Regulatory capital ratios at December 31, 2025, are preliminary. Bank of America Corporation (Corporation) reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach for all periods presented.
[4] Effective 4Q25, the Corporation elected to change its accounting methods for certain tax-related equity investments and applied those changes retrospectively through cumulative adjustment to retained earnings. Under applicable bank regulatory rules, the Corporation is not required to revise previously-filed regulatory capital ratios and, accordingly, did not revise regulatory capital information as of 3Q25 or 4Q24. For important presentation information, see slide 30.

6

Total rate paid Noninterest-bearing Interest-bearing 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 $0.00 $0.75 $1.50 $2.25 0.00% 1.00% 2.00% 3.00% 4.00% Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($T) Average Deposit and Rate Paid Trends 7 Total rate paid Low-interest and noninterest checking Other deposits 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $300 $600 $900 $1,200 0.00% 1.00% 2.00% 3.00% 4.00% Total rate paid Sweep deposits Bank deposits 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $100 $200 $300 2.00% 3.00% 4.00% 5.00% Total rate paid Noninterest-bearing Interest-bearing 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $175 $350 $525 $700 2.00% 3.00% 4.00% 5.00% Note: Total Corporation also includes Global Markets and All Other. 1 Includes Preferred deposits, other non-sweep Merrill bank deposits, and Private Bank deposits. 1 1.63% 2.21% 2.52% 1.78% 2.49% 2.80% 0.58% 1.94% 0.64% 2.75% 2.97% $1.88 $1.96 $1.99$2.01 $1,006 $942 $947$945 $295 $285 $277$279 $498 $582 $632$656 0.55%

$1,073 $1,086 $1,121 $1,145 $1,164 316 315 319 320 323 229 232 237 246 257 375 379 388 388 386 152 160 176 191 198 Consumer Banking GWIM Global Banking Global Markets 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $500 $1,000 $1,500 $1,081 $1,094 $1,128 $1,153 $1,171 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $500 $1,000 $1,500 +2% +12% +3% +30% Average Loan and Lease Trends YoY +8% YoY +8% Note: Amounts may not total due to rounding. 1 Total Corporation also includes All Other. 2 Includes residential mortgage and home equity. 3 Includes direct / indirect and other consumer and commercial lease financing. Total Loans and Leases by Product ($B) Loans and Leases in Business Segments ($B)1 Total Loans and Leases by Portfolio ($B)Total Loans and Leases ($B) $461 $462 $470 $473 $478 $620 $632 $658 $680 $692 Consumer Commercial 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $250 $500 $750 8 $1,081 $1,094 $1,128 $1,153 $1,171 405 412 427 443 456 254 254 261 262 263 133 139 149 154 153 122 123 125 126 129101 100 100 101 10367 66 66 66 67 U.S. commercial Home lending Non-U.S. commercial Other Consumer credit card Commercial real estate 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $500 $1,000 $1,500 3 2

• Net interest income of $15.8B ($15.9B FTE)1 – Increased $0.5B from 3Q25, driven by higher NII related to Global Markets (GM) activity, higher deposit and loan balances, and fixed-rate asset repricing, partially offset by the impact of lower interest rates – Increased $1.4B from 4Q24, driven by higher NII related to GM activity, fixed-rate asset repricing, and higher deposit and loan balances, partially offset by the impact of lower interest rates • Net interest yield of 2.08% increased 7 bps from 3Q25 and 11 bps from 4Q24 – Blended cash and securities yield of 3.04% vs. total deposit rate paid of 1.63% – Excluding GM, net interest yield of 2.54%1 • 100 bps parallel shift below the December 31, 2025, forward interest rate yield curve is estimated to reduce net interest income relative to the baseline forecast by $2.0B over the next 12 months2 Net Interest Income (FTE, $B)1 Net Interest Income Note: Amounts may not total due to rounding. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $1.8B, $1.5B, $1.3B, $1.2B, and $1.0B and average earning assets of $820.3B, $813.2B, $825.8B, $767.6B, and $714.8B for 4Q25, 3Q25, 2Q25, 1Q25, and 4Q24, respectively. The Corporation believes the presentation of NII and net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 30. 2 As of December 31, 2025. NII asset sensitivity represents banking book positions using behavioral deposit changes. See note D on slide 27 for information on asset sensitivity assumptions. Net Interest Yield (FTE)1 1.97% 1.99% 1.94% 2.01% 2.08% 2.42% 2.47% 2.44% 2.48% 2.54% Reported net interest yield Net interest yield excl. GM 4Q24 1Q25 2Q25 3Q25 4Q25 1.50% 2.00% 2.50% 3.00% $14.5 $14.6 $14.8 $15.4 $15.9 $14.4 $14.4 $14.7 $15.2 $15.8 Net interest income (GAAP) FTE adjustment 4Q24 1Q25 2Q25 3Q25 4Q25 $0.0 $6.0 $12.0 $18.0 9 Net Interest Income Mix (FTE, $B)1 $14.5 $14.6 $14.8 $15.4 $15.9 $13.5 $13.4 $13.5 $13.9 $14.2 NII excl. GM GM NII 4Q24 1Q25 2Q25 3Q25 4Q25 $0.0 $6.0 $12.0 $18.0

• Efficiency ratio improved YoY to 61%; 3.3% operating leverage in 4Q25 • 4Q25 noninterest expense of $17.4B – Increased $0.7B, or 3.9%, vs. 4Q24, driven by higher revenue-related incentive and transaction expenses, as well as investments in people, brand, and technology – Increased $0.1B, or 0.6%, vs. 3Q25, driven primarily by investments in technology, higher revenue-related expenses, and higher litigation costs, partially offset by a reduction of the FDIC special assessment accrual $16.8 $17.8 $17.2 $17.3 $17.4 10.2 10.9 10.3 10.5 10.6 6.5 6.9 6.9 6.8 6.8 Compensation and benefits Other 4Q24 1Q25 2Q25 3Q25 4Q25 $0.0 $10.0 $20.0 63% 63% 63% 60% 61% 4Q24 1Q25 2Q25 3Q25 4Q25 50% 55% 60% 65% Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency Note: Amounts may not total due to rounding. 10

Asset Quality 1 Excludes loans measured at fair value. 2 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Provision for Credit Losses ($MM) Net Charge-offs ($MM)1 $1,452 $1,480 $1,592 $1,295 $1,308 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $500 $1,000 $1,500 $2,000 $1,466 $1,452 $1,525 $1,367 $1,287 0.54% 0.54% 0.55% 0.47% 0.44% Net charge-offs Net charge-off ratio 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $500 $1,000 $1,500 $2,000 0.00% 0.25% 0.50% 0.75% 1.00% 11 • Total net charge-offs1 of $1.3B decreased $80MM from 3Q25 – Consumer net charge-offs of $1.0B increased $14MM ▪ Credit card charge-off rate of 3.40% in 4Q25 vs. 3.46% in 3Q25 – Commercial net charge-offs of $295MM decreased $94MM, driven primarily by lower commercial real estate office losses – Net charge-off ratio of 0.44% vs. 0.47% in 3Q25 • Provision for credit losses of $1.3B was flat to 3Q25 – Net reserve build of $21MM in 4Q25 vs. net reserve release of $72MM in 3Q25 • Allowance for loan and lease losses of $13.2B represented 1.12% of total loans and leases1,2 – Total allowance of $14.4B included $1.2B for unfunded commitments • Nonperforming loans of $5.8B increased $0.5B from 3Q25 and decreased $0.2B from 4Q24 • Commercial reservable criticized utilized exposure of $24.7B decreased $1.6B from 3Q25 and $1.7B from 4Q24

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios $359 $333 $466 $389 $295 0.23% 0.22% 0.29% 0.23% 0.17% Small business Commercial real estate C&I Commercial NCO ratio 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $200 $400 $600 0.00% 0.20% 0.40% 0.60% $1,107 $1,119 $1,059 $978 $992 0.96% 0.98% 0.90% 0.82% 0.82% Credit card Other Consumer NCO ratio 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $400 $800 $1,200 0.00% 0.50% 1.00% 1.50% Commercial Metrics ($MM) 4Q25 3Q25 4Q24 Provision $390 $437 $370 Reservable criticized utilized exposure 24,748 26,332 26,495 Nonperforming loans and leases 3,228 2,816 3,328 % of loans and leases1 0.46% 0.41% 0.53 % Allowance for loans and leases $4,823 $4,800 $4,670 % of loans and leases1 0.69% 0.70% 0.75 % Commercial excl. small business NCOs $165 $255 $236 % of loans and leases1 0.10% 0.16% 0.16 % Consumer Metrics ($MM) 4Q25 3Q25 4Q24 Provision $918 $858 $1,083 Nonperforming loans and leases 2,576 2,531 2,647 % of loans and leases1 0.53% 0.53% 0.57 % Consumer 30+ days performing past due $4,716 $4,494 $4,592 Fully-insured2 450 439 488 Non fully-insured 4,266 4,055 4,104 Consumer 90+ days performing past due 1,563 1,470 1,631 Allowance for loans and leases 8,380 8,452 8,570 % of loans and leases1 1.73% 1.78% 1.84% # times annualized NCOs 2.13 x 2.18 x 1.95 x 12 3 Note: Amounts may not total due to rounding. 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 C&I includes commercial and industrial and commercial lease financing.

Consumer Banking

Summary Income Statement ($MM)	4Q25	Inc / (Dec) 3Q25	Inc / (Dec) 4Q24
Total revenue, net of interest expense	**$11,201**	$35	$555
Provision for credit losses	**1,066**	57	(188)
Noninterest expense	**5,729**	154	98
Pretax income	**4,406**	(176)	645
Pretax, pre-provision income[1]	**5,472**	*(119)*	*457*
Income tax expense	**1,102**	(43)	162
Net income	**$3,304**	($133)	$483

Key Indicators ($B)	4Q25	3Q25	4Q24
Average deposits	**$945.4**	$947.4	$942.3
Rate paid on deposits	**0.55 %**	0.58 %	0.64 %
Cost of deposits[2]	**1.47**	1.46	1.49
Average loans and leases	**$322.7**	$320.3	$316.1
Net charge-off ratio	**1.39 %**	1.39 %	1.57 %
Net charge-offs ($MM)	**$1,133**	$1,122	$1,246
Reserve build (release) ($MM)	**(67)**	(113)	8
Consumer investment assets[3]	**599.1**	580.4	517.8
Active mobile banking users (MM)	**41.4**	41.3	40.0
% Consumer sales through digital channels	**69 %**	66 %	61 %
Number of financial centers	**3,628**	3,649	3,700
Combined credit / debit purchase volumes[4]	**$254.7**	$245.2	$240.9
Total consumer credit card risk-adjusted margin[4]	**7.02 %**	7.48 %	7.12 %
Return on average allocated capital	**30**	31	26
Allocated capital	**$44.0**	$44.0	$43.3
Efficiency ratio	**51 %**	50 %	53 %

- Net income of $3.3B
- Revenue of $11.2B increased 5% from 4Q24, driven by higher net interest income
- Provision for credit losses of $1.1B vs. $1.3B in 4Q24
  - Net charge-offs of $1.1B decreased $113MM vs. 4Q24
  - Net reserve release of $67MM vs. net reserve build of $8MM in 4Q24
- Noninterest expense of $5.7B increased 2% from 4Q24, driven primarily by investments in the business, including people and brand
  - Efficiency ratio of 51%
- Return on average allocated capital of 30%
- Average deposits of $945B increased $3B from 4Q24
  - 59% of deposits in checking accounts; 92% are primary accounts[5]
- Average loans and leases of $323B increased $7B, or 2%, from 4Q24
- Combined credit / debit card spend of $255B increased 6% from 4Q24[4]
- Consumer investment assets of $599B grew $81B, or 16%, vs. 4Q24,[3] driven by higher market valuations and $19B of net client flows from new and existing clients
- 11.4MM clients enrolled in Preferred Rewards, up 2% from 4Q24[6]
- 79% of households digitally active, up from 78% in 4Q24[7]

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 27. For important presentation information, see slide 30.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, brokered CDs, and AUM in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] As of November 2025. Includes clients in Consumer, Small Business, and GWIM.
[7] As of November 2025. Represents households with consumer bank login activities in a 90-day period.

13

Global Wealth & Investment Management

Summary Income Statement ($MM)	4Q25	Inc / (Dec) 3Q25	Inc / (Dec) 4Q24
Total revenue, net of interest expense	**$6,618**	$306	$616
Provision (benefit) for credit losses	**(3)**	(7)	(6)
Noninterest expense	**4,747**	125	309
Pretax income	**1,874**	188	313
Pretax, pre-provision income[1]	**1,871**	*181*	*307*
Income tax expense	**469**	48	79
Net income	**$1,405**	$140	$234

Key Indicators ($B)	4Q25	3Q25	4Q24
Average deposits	**$279.5**	$276.5	$285.0
Rate paid on deposits	**2.21 %**	2.49 %	2.75 %
Average loans and leases	**$257.0**	$245.5	$228.8
Net charge-off ratio	**0.01 %**	0.01 %	0.02 %
Net charge-offs ($MM)	**$5**	$8	$10
Reserve build (release) ($MM)	**(8)**	(4)	(7)
AUM flows	**20.2**	23.5	22.5
Pretax margin	**28 %**	27 %	26 %
Return on average allocated capital	**28**	26	25
Allocated capital	**$19.8**	$19.8	$18.5

- Net income of $1.4B
- Revenue of $6.6B increased 10% from 4Q24, driven primarily by higher asset management fees, reflecting higher market valuations and strong AUM flows
- Noninterest expense of $4.7B increased 7% vs. 4Q24, driven by revenue-related incentives
  - Pretax margin of 28%
- Return on average allocated capital of 28%
- Client balances of $4.8T increased 12% from 4Q24, driven by higher market valuations and positive net client flows
  - AUM flows of $20B in 4Q25; $82B since 4Q24
- 64% of clients have banking relationship
  - Average deposits of $279B decreased $6B, or 2%, from 4Q24
  - Average loans and leases of $257B increased $28B, or 12%, from 4Q24
- Added ~21,000 net new relationships across Merrill and Private Bank in 2025
- 86% of GWIM households / relationships digitally active across the enterprise[2]

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 27. For important presentation information, see slide 30.
[2] Represents the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. As of November 2025 for Private Bank and as of December 2025 for Merrill.

14

Global Banking

Summary Income Statement ($MM)	4Q25	Inc / (Dec) 3Q25	Inc / (Dec) 4Q24
Total revenue, net of interest expense[1]	**$6,238**	$49	$142
Provision for credit losses	**243**	(26)	53
Noninterest expense	**3,118**	74	167
Pretax income	**2,877**	1	(78)
Pretax, pre-provision income[2]	**3,120**	(25)	(25)
Income tax expense	**791**	—	(21)
Net income	**$2,086**	$1	($57)

Selected Revenue Items ($MM)	4Q25	3Q25	4Q24
Total Corporation IB fees (excl. self-led)[1]	**$1,666**	$2,013	$1,654
Global Banking IB fees[1]	**973**	1,155	985
Business Lending revenue	**2,263**	2,236	2,352
Global Transaction Services revenue	**2,943**	2,739	2,698

Key Indicators ($B)	4Q25	3Q25	4Q24
Average deposits	**$656.1**	$631.6	$582.0
Average loans and leases	**386.3**	388.5	375.3
Net charge-off ratio	**0.17 %**	0.26 %	0.23 %
Net charge-offs ($MM)	**$160**	$250	$220
Reserve build (release) ($MM)	**83**	19	(30)
Return on average allocated capital	**16 %**	16 %	17 %
Allocated capital	**$50.8**	$50.8	$49.3
Efficiency ratio	**50 %**	49 %	48 %

- Net income of $2.1B
- Revenue of $6.2B increased 2% from 4Q24, driven primarily by higher treasury services charges and leasing-related revenue
  - Total Corporation investment banking fees (excl. self-led) of $1.7B increased 1% vs. 4Q24
- Provision for credit losses of $243MM vs. $190MM in 4Q24
  - Net reserve build of $83MM vs. net reserve release of $30MM in 4Q24
  - Net charge-offs of $160MM decreased $60MM from 4Q24
- Noninterest expense of $3.1B increased 6% vs. 4Q24, driven by investments in the business, including people and technology
  - Efficiency ratio of 50%
- Return on average allocated capital of 16%
- Average deposits of $656B increased $74B, or 13%, from 4Q24
- Average loans and leases of $386B increased $11B, or 3%, from 4Q24

[1] Global Banking and Global Markets share in certain deal economics from investment banking (IB), loan origination activities, and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 27. For important presentation information, see slide 30.

15

Global Markets[1]

Summary Income Statement ($MM)	4Q25	Inc / (Dec) 3Q25	Inc / (Dec) 4Q24
Total revenue, net of interest expense[2]	**$5,304**	($921)	$466
Net DVA	***(17)***	*(31)*	*2*
Total revenue (excl. net DVA)[2,3]	***5,321***	*(890)*	*464*
Provision for credit losses	**12**	3	2
Noninterest expense	**3,906**	11	401
Pretax income	**1,386**	(935)	63
Pretax, pre-provision income[4]	***1,398***	*(932)*	*65*
Income tax expense	**402**	(271)	18
Net income	**$984**	($664)	$45
Net income (excl. net DVA)[3]	***$997***	*($640)*	*$44*

Selected Revenue Items ($MM)[2]	4Q25	3Q25	4Q24
Sales and trading revenue	**$4,516**	$5,362	$4,104
Sales and trading revenue (excl. net DVA)[3]	**4,533**	5,348	4,123
FICC (excl. net DVA)[3]	**2,517**	3,078	2,480
Equities (excl. net DVA)[3]	**2,016**	2,270	1,643
Global Markets IB fees	**656**	834	639

Key Indicators ($B)	4Q25	3Q25	4Q24
Average total assets	**$1,026.3**	$1,024.3	$918.6
Average trading-related assets	**666.6**	676.6	620.9
Average 99% VaR ($MM)[5]	**50**	66	68
Average loans and leases	**197.8**	191.0	152.4
Net charge-offs ($MM)	**—**	(1)	2
Reserve build ($MM)	**12**	10	8
Return on average allocated capital	**8 %**	13 %	8 %
Allocated capital	**$49.0**	$49.0	$45.5
Efficiency ratio	**74 %**	63 %	72 %

- Net income of $1.0B (incl. and excl. net DVA)[3]
- Revenue of $5.3B increased 10% from 4Q24, driven by higher sales and trading revenue
- Sales and trading revenue of $4.5B increased 10% from 4Q24, including and excluding net DVA[3]
  - FICC revenue increased 2% to $2.5B (excl. net DVA, up 1%),[3] driven by improved performance in macro products
  - Equities revenue increased 23% to $2.0B (incl. and excl. net DVA),[3] driven by increased client activity
- Noninterest expense of $3.9B increased 11% vs. 4Q24, driven by higher revenue-related expenses and investments in the business, including people and technology
  - Efficiency ratio of 74%
- Return on average allocated capital of 8%
- Average VaR of $50MM in 4Q25[5]

[1] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represent non-GAAP financial measures. Reported fixed income, currencies, and commodities (FICC) sales and trading revenue was $2.5B, $3.1B, and $2.5B for 4Q25, 3Q25, and 4Q24, respectively. Reported Equities sales and trading revenue was $2.0B, $2.3B, and $1.6B for 4Q25, 3Q25, and 4Q24, respectively. See note E on slide 27 and slide 30 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 27. For important presentation information, see slide 30.
[5] See note F on slide 27 for the definition of VaR.

16

• Net loss of $132MM • The Corporation’s total effective tax rate (ETR) for the quarter was approximately 21%; total corporate ETR for the full year was approximately 19% All Other1 1 All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses, and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. 2 Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 27. For important presentation information, see slide 30. Inc / (Dec) Summary Income Statement ($MM) 4Q25 3Q25 4Q24 Total revenue, net of interest expense ($829) ($131) $124 Provision (benefit) for credit losses (10) (14) (5) Noninterest expense (benefit) (63) (264) (325) Pretax income (loss) (756) 147 454 Pretax, pre-provision income (loss)2 (766) 133 449 Income tax expense (benefit) (624) 176 318 Net income (loss) ($132) ($29) $136 17

2026 Outlook

Net Interest Income

Expect FY26 NII (FTE) to grow 5% to 7% YoY[1]

- Expect 1Q26 NII (FTE) up ~7% YoY
  - 1Q includes two fewer days of interest accrual vs. 4Q and full impact of December rate cut
- Assumes January 9, 2026 forward curve materializes, continued fixed-rate asset repricing, deposit and loan growth

Operating Leverage and Noninterest Expense

Expect to deliver ~200 bps of operating leverage in 2026

- Expect 1Q26 operating leverage with noninterest expense up ~4% YoY
  - 1Q includes seasonally-elevated costs (primarily payroll taxes, as well as 1Q vs. 4Q sales & trading revenue strength)

Other Items

Expect other income of $100MM to $300MM per quarter[2]

Expect FY26 effective tax rate of ~20%

Note: Outlook on NII, noninterest expense, operating leverage, other income, and effective tax rate are forward-looking statements that are subject to uncertainty and not guarantees of future results or performance. For additional cautionary information about these forward-looking statements, see slide 29.

[1] Represents a non-GAAP financial measure. A reconciliation to the most directly comparable GAAP measure is not included as it cannot be prepared without unreasonable effort. For cautionary information in connection with this forward-looking statement, see note G on slide 27.

[2] Other income is a component of total noninterest income on the Consolidated Statement of Income.

18

Supplemental Business Segment Trends

Total Expense ($B) and Efficiency Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets ($B)2 and Accounts (MM) Average Loans and Leases ($B) Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 28 for business leadership sources. 2 End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, brokered CDs, and AUM in Consumer Banking. $10.6 $10.5 $10.8 $11.2 $11.2 8.5 8.5 8.7 9.0 9.1 2.2 2.0 2.1 2.2 2.1 Net interest income Noninterest income 4Q24 1Q25 2Q25 3Q25 4Q25 $0.0 $4.0 $8.0 $12.0 $5.6 $5.8 $5.6 $5.6 $5.7 53% 56% 51% 50% 51% Noninterest expense Efficiency ratio 4Q24 1Q25 2Q25 3Q25 4Q25 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% $942 $948 $952 $947 $945 477 478 477 475 471 465 470 475 472 474 Low-interest and noninterest checking Other deposits 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $400 $800 $1,200 $316 $315 $319 $320 $323 115 115 118 117 117 97 97 97 97 99 57 56 57 57 57 22 22 22 22 23 25 26 26 27 27 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $125 $250 $375 20 $518 $498 $540 $580 $599 3.9 4.0 4.0 4.1 4.1 Assets Accounts 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $250 $500 $750 3.5 4.0 4.5 5.0 Business Leadership1 • No. 1 in U.S. Consumer Deposits(A) • No. 1 Small Business Lender(B) • No. 1 in Retail Banking Advice Satisfaction(C) • No. 1 in Banking Mobile App Satisfaction(D) • Merrill Edge Self-Directed No. 1 for Bank Brokerage(E)

Erica® Active Users and Interactions6 Zelle® vs. Cash and Checks (MM) Digitally-Enabled Sales5Digital Users2 and Households3 Client Digital Interactions (B)4 1,579 1,397 1,789 1,873 49% 49% 61% 69% Digital unit sales (K) Digital as a % of total sales 4Q22 4Q23 4Q24 4Q25 0 500 1,000 1,500 2,000 0% 25% 50% 75% 100% 2.5 2.8 3.1 3.4 3.0 3.3 3.9 4.3 Alerts sent Digital logins 4Q22 4Q23 4Q24 4Q25 0.0 1.0 2.0 3.0 4.0 5.0 44 46 48 49 56 57 58 59 73% 75% 78% 79% Active users (MM) Verified users (MM) Household adoption % 4Q22 4Q23 4Q24 4Q25 20 30 40 50 60 60% 70% 80% 90% 100% Client Engagement Person-to-Person Payments (Zelle®)7 Digital Volumes 273 342 424 474 $81 $101 $127 $144 Transactions (MM) Volume ($B) 4Q22 4Q23 4Q24 4Q25 0 100 200 300 400 500 $0 $50 $100 $150 $200 Consumer1 Digital Update Note: Amounts may not total due to rounding. 1 Includes all households / relationships with consumer platform activity, except where otherwise noted. 2 Digital active users represents Consumer and Merrill mobile and / or online 90-day active users. Verified users represents Consumer and Merrill users with a digital identification and password. 3 Household adoption represents households with consumer bank login activities in a 90-day period, as of November for each quarter presented. 4 Digital logins represents the total number of desktop and mobile banking sessions on the consumer banking platform. Alerts are digital communications sent to clients via SMS, push, and email notifications. 5 Digitally-enabled sales represent sales initiated and / or booked via our digital platforms. 6 Erica engagement represents mobile and online activity across client facing platforms powered by Erica. 7 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users. 18.2 21.5 23.7 25.0 users (MM) 21 Digital Adoption 146 170 172 169 Erica® interactions (MM) 4Q22 4Q23 4Q24 4Q25 0 50 100 150 200 239 227 217 202 178 220 270 299 Zelle® sent transactions Cash withdrawn & checks written 4Q22 4Q23 4Q24 4Q25 150 200 250 300 1.5x 16.5 18.5 19.7 20.6 users (MM)

Note: Amounts may not total due to rounding. 1 See slide 28 for business leadership sources. 2 Includes Preferred deposits, other non-sweep Merrill bank deposits, and Private Bank deposits. 3 End of period. Loans and leases includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 4 Managed deposits in investment accounts of $48B, $44B, $43B, $41B, and $45B for 4Q25, 3Q25, 2Q25, 1Q25, and 4Q24, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 on Forbes' Top Women Wealth Advisors Best-in-State (2025), Best-in-State Wealth Management Teams (2026), Top Next Generation Advisors (2025), and Top Wealth Management Teams High Net Worth (2025) • No. 1 on Barron's Top 1200 Wealth Financial Advisors List (2025) and No. 1 on Barron's Top 100 Women Financial Advisors (2025) • No. 1 on Financial Planning's Top 40 Advisors Under 40 List (2025) • No. 1 in Managed Personal Trust AUM(B) • Best Private Bank in the U.S. and Best Private Bank for Philanthropic Services Globally(F) Average Loans and Leases ($B) Total Revenue ($B) Client Balances ($B)3,4 $6.0 $6.0 $5.9 $6.3 $6.6 1.8 1.8 1.8 1.8 1.9 3.6 3.7 3.6 3.9 4.1 0.6 0.6 0.5 0.6 0.6 Net interest income Asset management fees Brokerage / other 4Q24 1Q25 2Q25 3Q25 4Q25 $0.0 $3.5 $7.0 1,882 1,856 1,987 2,110 2,178 1,888 1,821 1,932 2,041 2,068 292 285 276 279 290 234 237 243 255 264$4,252 $4,157 $4,395 $4,641 $4,751 AUM Brokerage / other Deposits Loans and leases 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $2,500 $5,000 $229 $232 $237 $246 $257 109 110 111 112 113 51 52 53 54 57 65 68 70 76 84 Consumer real estate Securities-based lending Custom lending Credit card 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $100 $200 $300$285 $286 $277 $277 $279 213 210 203 203 204 72 77 74 74 76 Sweep deposits Bank deposits 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $100 $200 $300 22 2

Erica® Interactions (MM)5 2.2 2.9 3.2 3.4 4Q22 4Q23 4Q24 4Q25 0.0 1.0 2.0 3.0 4.0 Person-to-Person Payments (Zelle®)6 Check Deposits7 eDelivery4Digital Households / Relationships2 Digital Channel Adoption3 77% 79% 81% 83% 4Q22 4Q23 4Q24 4Q25 0% 25% 50% 75% 100% 57% 60% 63% 66% 74% 76% 77% 81% Mobile adoption Online adoption 4Q22 4Q23 4Q24 4Q25 0% 25% 50% 75% 100% 690 728 750 761 82% 84% 85% 86% Digital households / relationships (K) Digital adoption % 4Q22 4Q23 4Q24 4Q25 400 500 600 700 800 60% 70% 80% 90% 100% Client Engagement Digital Volumes Global Wealth & Investment Management Digital Update 23 Digital Adoption1 2.7 3.5 4.4 5.2 $1.5 $2.1 $2.7 $3.3 Transactions (MM) Volume ($B) 4Q22 4Q23 4Q24 4Q25 0.0 2.0 4.0 6.0 $0.0 $1.0 $2.0 $3.0 $4.0 66% 67% 69% 70% 9% 8% 7% 7% 25% 25% 24% 23% Digital ATM Physical 4Q22 4Q23 4Q24 4Q25 0% 25% 50% 75% 100% Note: Amounts may not total due to rounding. 1 Digital Adoption is the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities (effective 1Q23) and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. 2 Data as of November for Private Bank and as of December for Merrill for each quarter presented. 3 Digital channel adoption represents the percentage of desktop and mobile banking engagement, as of November for 4Q22. 4Q23, 4Q24, and 4Q25 as of November for Private Bank and as of December for Merrill. 4 GWIM eDelivery percentage includes Merrill Digital Households (excluding Stock Plan, Banking-only households, Retirement-only, and 529-only) and Private Bank relationships that receive statements digitally, as of November for 4Q22, 4Q23, and 4Q24. 4Q25 as of November for Private Bank and as of December for Merrill. Private Bank eDelivery percentage represents relationship enrollment related to Private Bank investment accounts only. 5 Erica interactions represent mobile and online activity across client-facing platforms powered by Erica. 6 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. 7 Digital check deposits include mobile check deposits and remote deposit operations. As of November for Private Bank and as of December for Merrill for each quarter presented.

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 28 for business leadership sources. 2 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 3 Total Corporation IB fees excludes self-led deals. Self-led deals of $31MM, $41MM, $70MM, $75MM, and $31MM for 4Q25, 3Q25, 2Q25, 1Q25, and 4Q24, respectively, are embedded within Debt, Equity, and Advisory. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • North America’s Most Innovative Bank – 2025(G) • World’s Best Bank for Small to Medium-sized Enterprises; North America’s Best Transaction Bank and Best Bank for Sustainable Finance(H) • Bank of the Year for Customer Experience(I) • Best Global Bank for Cash Management(G) • 2025 Share Leader and Best Bank Award for U.S. Corporate Banking & Cash Management(J) • Model Bank: An Edge in Actionable Analytics(K) • Best Global Supply Chain Finance Bank in Asia Pacific; Best API Initiative in Asia Pacific(L) • Relationships with 78% of the Global Fortune 500; 96% of the U.S. Fortune 1,000 (2025) Average Loans and Leases ($B) Total Revenue ($B)2 Total Corporation IB Fees ($MM)3 $6.1 $6.0 $5.7 $6.2 $6.2 3.3 3.2 3.1 3.1 3.2 1.0 0.8 0.8 1.2 1.0 0.8 0.8 0.9 0.9 0.9 1.0 1.2 1.0 1.0 1.1 Net interest income IB fees Service charges All other income 4Q24 1Q25 2Q25 3Q25 4Q25 $0.0 $2.5 $5.0 $7.5 765 942 837 1,109 810 364 272 328 362 297 556 384 333 583 590 $1,654 $1,523 $1,428 $2,013 $1,666 Debt Equity Advisory 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $750 $1,500 $2,250 196 196 199 200 199 167 171 177 176 175 $375 $379 $388 $388 $386 Commercial Corporate Business Banking 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $250 $500 4 $582 $575 $603 $632 $656 Noninterest-bearing Interest-bearing 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $250 $500 $750 24 27% 27% 25% 23% 23% 73% 73% 75% 77% 77%

1 Relationship client adoption is the percentage of relationship clients digitally active. Digital active clients represents 90-day active clients across CashPro and BA360 platforms. Data as of one month prior to end of quarter. Relationship clients defined as clients meeting revenue threshold for Global Commercial Banking and Business Banking, and all clients in Global Corporate and Investment Banking. 2 Includes CashPro, BA360, and Global Card Access. BA360 as of November for each quarter presented. 3 Erica technology integrated into CashPro Chat starting in August 2023. 4 Includes CashPro alert volume and CashPro online reports and statements scheduled, BA360 90-day Erica insights and alerts, and Global Card Access alert volume for online and mobile. BA360 as of November for each quarter presented. 5 Percent of U.S. Dollar Investment Grade Debt investor bond orders received and fully processed digitally for Global Capital Markets primary issuances. Capital Markets Digital Bond Orders5 Erica® Interactions on CashPro® Chat (K)3 Proactive Alerts and Insights (MM)4 13% 20% 36% 37% 4Q22 4Q23 4Q24 4Q25 0% 20% 40% 60% 19.2 21.8 23.8 25.1 4Q22 4Q23 4Q24 4Q25 0.0 10.0 20.0 30.0 33.5 37.6 39.2 39.7 1Q25 2Q25 3Q25 4Q25 0.0 15.0 30.0 45.0 CashPro® App PaymentsRelationship Client Adoption1 Mobile App Sign-ins (K)2 $181 $245 $284 $336 3.2 3.7 4.5 5.0 Value ($B) Volume (MM) 4Q22 4Q23 4Q24 4Q25 $0 $100 $200 $300 $400 0.0 2.0 4.0 6.0 8.0 1,403 1,676 2,119 2,620 4Q22 4Q23 4Q24 4Q25 0 1,000 2,000 3,000 86% 86% 86% 86% 1Q25 2Q25 3Q25 4Q25 0% 25% 50% 75% 100% Client Engagement Digital Volumes Global Banking Digital Update 25 Digital Adoption

Note: Amounts may not total due to rounding. S&T stands for sales and trading. 1 See slide 28 for business leadership sources. 2 Represents a non-GAAP financial measure. 2025 Global Markets revenue was $24.1B, both including and excluding net DVA. Reported Global Markets revenue mix and FICC S&T revenue mix percentages were the same including and excluding net DVA. Reported S&T revenue was $20.9B, $18.8B, $17.4B, and $16.5B for 2025, 2024, 2023, and 2022, respectively. Reported FICC S&T revenue was $12.3B, $11.4B, $10.9B, and $9.9B for 2025, 2024, 2023, and 2022, respectively. Reported Equities S&T revenue was $8.6B, $7.4B, $6.5B, and $6.6B for 2025, 2024, 2023, and 2022, respectively. See note E on slide 27 and slide 30 for important presentation information. 3 Macro includes currencies, interest rates, and commodities products. 4 See note F on slide 27 for definition of VaR. Global Markets Trends and Revenue Mix 2025 Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • Global Derivatives House of the Year(M) • CLO Trading Desk of the Year(M) • Currency Derivatives House of the Year(N) • Commodity Derivatives House of the Year(O) • North America MBS House of the Year(O) • Best Sell-Side Trading Desk(P) • Equity Derivatives House of the Year(O) • No. 1 Municipal Bonds Underwriter(Q) • No. 2 Top Global Research Firm(R) 2025 Total FICC S&T Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $16.5 $17.6 $18.9 $20.9 9.9 11.1 11.5 12.3 6.6 6.5 7.5 8.6 FICC Equities 2022 2023 2024 2025 $0.0 $6.0 $12.0 $18.0 $24.0 $601 $618 $634 $678 $118 $73 $67 $72 Avg. trading-related assets Avg. VaR 2022 2023 2024 2025 $0 $200 $400 $600 $800 $0 $50 $100 $150 $200 58% 42% U.S. / Canada International 42% 58% Credit / Other Macro 26 3

Notes

A Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

B Reserve build (or release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

C Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Corporation's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Corporation's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	4Q25			3Q25			4Q24		
$ in millions	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**
Consumer Banking	$ 4,406	$ 1,066	$ 5,472	$ 4,582	$ 1,009	$ 5,591	$ 3,761	$ 1,254	$ 5,015
Global Wealth & Investment Management	1,874	(3)	1,871	1,686	4	1,690	1,561	3	1,564
Global Banking	2,877	243	3,120	2,876	269	3,145	2,955	190	3,145
Global Markets	1,386	12	1,398	2,321	9	2,330	1,323	10	1,333
All Other	(756)	(10)	(766)	(903)	4	(899)	(1,210)	(5)	(1,215)
Total Corporation	$ 9,622	$ 1,308	$ 10,930	$ 10,408	$ 1,295	$ 11,703	$ 8,236	$ 1,452	$ 9,688

D Interest rate sensitivity as of December 31, 2025, reflects the potential pretax impact to forecasted net interest income over the next 12 months from December 31, 2025, resulting from an instantaneous parallel shock to the market-based forward curve. As part of our asset and liability management activities, we use securities, certain residential mortgages, and interest rate and foreign exchange derivatives in managing interest rate sensitivity. The sensitivity analysis assumes that we take no action in response to this rate shock and does not assume any change in other macroeconomic variables normally correlated with changes in interest rates. The sensitivity analysis incorporates potential movements in customer behavior that could result in changes in both total customer deposit balances and balance mix in various interest rate scenarios. In lower rate scenarios, the analysis assumes that a portion of higher-yielding deposits or market-based funding are replaced with low-cost or noninterest-bearing deposits.

E Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($17MM), $14MM, and ($19MM) for 4Q25, 3Q25, and 4Q24, respectively, and ($35MM), ($113MM), ($236MM), and $20MM for 2025, 2024, 2023, and 2022, respectively. Net DVA gains (losses) included in FICC revenue were ($16MM), $14MM, and ($18MM) for 4Q25, 3Q25, and 4Q24, respectively, and ($41MM), ($97MM), ($226MM), and $19MM for 2025, 2024, 2023, and 2022, respectively. Net DVA gains (losses) included in Equities revenue were ($1MM), $0MM, and ($1MM) for 4Q25, 3Q25, and 4Q24, respectively, and $6MM, ($16MM), ($10MM), and $1MM for 2025, 2024, 2023, and 2022, respectively.

F VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $23MM, $29MM, and $35MM for 4Q25, 3Q25, and 4Q24 respectively, and $32MM, $34MM, $30MM, and $29MM for 2025, 2024, 2023, and 2022, respectively. Beginning in 1Q25, the VaR amounts for all periods presented are those used in the Corporation's risk management of its trading portfolios. Previously, the VaR amounts presented were those used for regulatory capital. The trading portfolio represents trading assets and liabilities, primarily consisting of regular underwriting or dealing in securities and derivative contracts, and acquiring positions as an accommodation to customers.

G Forward-looking statements related to the Corporation's NII (FTE) outlook are based on the Corporation's baseline NII forecast that takes into account expected future business growth, ALM positioning, and the future direction of interest rate movements as implied by market-based curves. These statements are not guarantees of future results or performance and involve known and unknown risks, uncertainties, and assumptions that are difficult to predict and are often beyond the Corporation's control. For more information, see Forward-Looking Statements on slide 29.

27

Business Leadership Sources (A) FFIEC Call Reports, 3Q25. (B) FDIC, 3Q25. (C) J.D. Power 2025 U.S. Retail Banking Advice Satisfaction Study measures customer satisfaction with retail bank advice / guidance in the past 12 months. For more information, visit jdpower.com/awards.* (D) J.D. Power 2025 U.S. Mobile App Satisfaction Study measures overall satisfaction with banking app channel in the first quarter of 2025. For more information, visit jdpower.com/ awards.* (E) StockBrokers.com* 2025 Annual Awards. (F) Global Finance Magazine, 4Q25. (G) Global Finance, 2025. (H) Euromoney, 2025. (I) Treasury Management International, 2025. (J) Coalition Greenwich, 2025. (K) Celent, 2025. (L) Asian Banker, 2025. (M) GlobalCapital, 2025. (N) Risk.net*, 2026. (O) IFR, 2025. (P) Global Markets Choice Awards, 2025. (Q) LSEG-Refinitiv, 2025. (R) Extel, 2025. 28 * Website content is not incorporated by reference into this presentation.

Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “outlook,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results (such as its 2026 outlook and related assumptions, including with regard to the interest forward curve, asset repricing, deposit and loan growth and other matters), including revenues, liquidity, net interest income, other income, provision for credit losses, expenses, operating leverage, effective tax rate, efficiency ratio, capital measures, deposits and assets, as well as strategy, future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2024 Annual Report on Form 10-K and in any of the Corporation’s subsequent U.S. Securities and Exchange Commission (SEC) filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage, which are inherently difficult to predict, resulting from pending, threatened or future litigation and regulatory inquiries, demands, requests, investigations, proceedings and enforcement actions, which the Corporation is subject to in the ordinary course of business, including matters related to our processing of unemployment benefits for California and certain other states, the features of our automatic credit card payment service, the adequacy of the Corporation’s anti- money laundering and economic sanctions programs and the processing of electronic payments, including through the Zelle network, and related fraud, which are in various stages; in connection with ongoing litigation, the impact of certain changes to Visa’s and Mastercard’s respective card payment network rules and reductions in interchange fees for U.S.-based merchants; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the impact of U.S. and global interest rates (including the potential for ongoing fluctuations in interest rates), inflation, currency exchange rates, economic conditions, trade policies and tensions, including changes in, or the imposition of, tariffs and / or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, which may have varying effects across industries and geographies, and geopolitical instability; the risks related to the discontinuation of reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, which may include unemployment rates, real estate prices, gross domestic product levels and corporate bond spreads, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of trade policies, supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets (including noninterest expense) and expectations regarding revenue, net interest income, operating leverage, other income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; variances to the underlying assumptions and judgments used in estimating banking book net interest income sensitivity; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and / or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations, including impacts from the 2025 budget reconciliation legislation; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including electronic payments and payment of checks, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operations or information systems, or those of various third parties, including regulators and federal and state governments, such as from cybersecurity incidents; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental goals or the impact of any changes in the Corporation's sustainability or human capital management strategy or goals; the impact of uncertain or changing political conditions, federal government shutdowns and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary, trade or regulatory policy; the emergence of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia / Ukraine conflict, the conflicts in the Middle East, the possible expansion of such conflicts and potential geopolitical consequences), civil unrest, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 29

Important Presentation Information 30 • The information contained herein is preliminary and based on Corporation data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Effective 4Q25, the Corporation elected to change its accounting methods for its tax-related affordable housing, eligible wind renewable energy, and solar renewable energy equity investments, which were applied on a retrospective basis. The Corporation determined that the new accounting methods are preferable as they better align the financial statement presentation with the economic impact of these equity investments. The primary impact of the accounting changes is a reclassification between income statement line items that nets income tax credits and benefits against the investment expense. For more information, see the Corporation’s Current Report on Form 8-K furnished with the SEC on January 6, 2026. Certain prior-period financial information presented herein for the Consolidated Statement of Income, Consolidated Balance Sheet, segment results, and performance metrics has been revised to reflect such changes to conform to current-period presentation. • The Corporation may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense, pretax income, excluding certain items (e.g., DVA), and ratios utilizing tangible equity and tangible assets, that are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended December 31, 2025, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings, the content of which is not incorporated by reference into this presentation. • The Corporation presents certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and / or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented herein, including in the 2025 Highlights on slide 2, 4Q25 Financial Results on slide 4, and the Summary Income Statement for each segment. • The Corporation also views revenue, net interest income, and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non- GAAP financial measures. The Corporation believes managing the business with net interest income on an FTE basis provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $165MM, $154MM, $145MM, $145MM, and $154MM for 4Q25, 3Q25, 2Q25, 1Q25, and 4Q24, respectively. • The Corporation allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in 1Q25, the Corporation adjusted the amount of capital being allocated to its business segments.